EXHIBIT 20.1-

                   UNANIMOUS CONSENT IN LIEU OF A SPECIAL
                            MEETING OF DIRECTORS OF
                             D'ANGELO BRANDS, INC.

The undersigned, being all of the directors of D'ANGELO BRANDS, INC., a corporation of the State of Nevada, ("CORPORATION"), does hereby authorize and approve the actions set forth in the following resolutions without the formality of convening a meeting, and does hereby consent to the following action of this Corporation, which actions are hereby deemed effective as of the date hereof:

        RESOLVED, that the CORPORATION is hereby authorized to file a Form 15 with the Securities and Exchange Commission for the purpose of terminating its common stock registration under Section 12(g) of the Securities Exchange Act of 1934.

        FURTHER RESOLVED, that each of the officers of the CORPORATION be, and they hereby are authorized and empowered to execute and deliver such documents, instruments and papers and to take any and all other action as they or any of them may deem necessary or appropriate for the purpose of carrying out the intent of the foregoing resolutions; and that the authority of such officers to execute and deliver any such documents, instruments and papers and to take any such other action shall be conclusively evidenced by their execution and delivery thereof or their taking thereof.

The undersigned, by affixing their signatures hereto, do hereby consent to, authorize and approve the foregoing actions in their capacity as all of the directors of D'ANGELO BRANDS, INC.

Dated: December 31, 2003

/s/
Frank D'Angelo


/s/
Giuseppe D'Angelo


/s/
Thomas L. Hurdman


/s/
Trish Domi